Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: MKR Investor Relations Inc. Todd Kehrli Analyst/Investor Contact (213) 277-5550 rfil@mkr-group.com

RF Industries Receives $6.5 Million Order from Tier-1 Wireless Carrier

Customer for its OptiFlex™ Hybrid Fiber Cable Solution

Backlog now stands at more than $15 million

SAN DIEGO, CA, March 16, 2021 – RF Industries, Ltd, (NASDAQ: RFIL), a national manufacturer and marketer of interconnect products and systems, today announced it has received a $6.5 million follow-on order from its new tier-1 wireless carrier customer at the Company’s Cables Unlimited division for its OptiFlex™ hybrid fiber solution, for use in the build out of wireless tower sites.

“We are pleased to receive another order from this new tier-1 wireless carrier customer, and we appreciate their trust in us to be a part of their infrastructure deployment plan,” said Robert Dawson, President and CEO of RF Industries. “This order represents a significant win for us and highlights our ability to support the wireless carrier ecosystem in their 5G build out and the related network densification. Our OptiFlex™ solution has been one of the key components of our growth in the last few years and we’re excited about the continued opportunities for this product line. These hybrid fiber solutions underscore our capabilities in supporting carrier tower site builds and we feel that along with our small cell and DAC thermal cooling solutions, we are building a more complete set of products for the wireless carrier market. This order also reinforces our belief that significant project wins like this, layered on top of our higher level of run rate sales, give us the combined platform to springboard to further future revenue growth.”

With this order, RF Industries backlog stands at just over $15 million as of today. The Company expects to be able to start shipping against this order in the second half of its current fiscal year ending October 31, 2021.

OptiFlex™ is a composite of multiple cables which may include all or a variation of power, coax, ethernet and fiber. This product line is a customizable solution that is engineered and designed to fit the exact needs of RF Industries’ customers and has been and is used in wireless tower site upgrades from 3G to 4G and LTE and 5G. For more information on OptiFlex™, click here.

About RF Industries

RF Industries designs and manufactures a broad range of interconnect products across diversified, growing markets including wireless/wireline telecom, data communications and industrial. The Company's products include RF connectors, coaxial cables, data cables, wire harnesses, fiber optic cables, custom cabling, energy-efficient cooling systems and integrated small cell enclosures. The Company is headquartered in San Diego, California with additional operations in Long Island, New York, Vista, California, Milford, Connecticut and North Kingstown, Rhode Island. Please visit the RF Industries website at www.rfindustries.com.

Forward-Looking Statements

This press release contains forward-looking statements with respect to future events, including the return of delayed project-based business and the Company’s long-term growth, which are subject to a number of factors that could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to: the duration and continuing impact of the coronavirus pandemic on the U.S. economy and the Company’s customers; changes in the telecommunications industry; the Company's reliance on certain distributors and customers for a significant portion of anticipated revenues; the impact of existing and additional future tariffs imposed by U.S and foreign nations; the Company's ability to execute on its new go-to-market strategies and channel models; its ability to expand its OEM relationships; its ability to continue to deliver newly designed and custom fiber optic and cabling products to principal customers; its ability to maintain strong margins and diversify its customer base; and its ability to address the changing needs of the market.  Further discussion of these and other potential risk factors may be found in the Company's public filings with the Securities and Exchange Commission (www.sec.gov) including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All forward-looking statements are based upon information available to the Company on the date they are published, and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or new information after the date of this release.

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